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                                                            Exhibit 10(ii)(iv)


          AMENDMENT NO. 5 TO LOAN AND SECURITY AGREEMENT


                    NANTUCKET INDUSTRIES, INC.
                        105 Madison Avenue
                     New York, New York 10016



                                   As of March 31, 1997



Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

Gentlemen:

     Congress Financial Corporation ("Lender") and Nantucket Industries, Inc. ("Borrower") have entered into certain financing arrangements pursuant to which Lender may make loans and advances and provide other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated March 21, 1994, between Lender and Borrower, as amended by Amendment No. 1 to Loan and Security Agreement, dated May 31, 1996 ("Amendment No. 1 to Loan Agreement"), Amendment No. 2 to Loan and Security Agreement, dated July 31, 1996, Amendment No. 3 to Loan and Security Agreement, dated as of August 15, 1996, and Amendment No. 4 to Loan and Security Agreement, dated as of March 18, 1997 (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement," and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, collectively, the "Financing Agreements").

     Borrower and Guarantor have requested (a) certain amendments to the lending formula(s) applicable to Eligible Inventory with respect to packaged finished goods and unpackaged finished goods for Supplemental Loans during the Supplemental Loan Period and (b) that Lender waive a certain Event of Default arising from Borrower's failure to maintain Working Capital for the month of January 1997 in the amount set forth in the Loan Agreement.

     Lender is willing to agree to the foregoing, subject to the terms and conditions contained herein.

     In consideration of the foregoing, the respective agreements and covenants contained herein, and other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

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          1. Definitions. For purposes of this Amendment, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined above, shall have the respective meanings assigned to such terms in the Loan Agreement.

          2. Amendments regarding Supplemental Loans.

             (a) Borrower, Guarantor and Lender agree that, effective as of March 31, 1997, the lending formula(s) with respect to the Eligible Inventory for Supplemental Loans during the Supplemental Loan Period contained in
Section 6 of Amendment No. 1 to Loan Agreement is hereby amended by deleting all references to "ten (10%) percent" contained therein and substituting "five (5%) percent" in its place.

              (b) Borrower and Guarantor hereby acknowledge (i) the reduction in the lending formula pursuant to the Loan Agreement with respect to Eligible Inventory constitutes a permanent reduction in the lending formula for Supplemental Loans during the existing Supplemental Loan Period and all subsequent Supplemental Loan Periods, (ii) the continuing rights of Lender pursuant to the Loan Agreement to reduce further the lending formula with respect to Eligible Inventory, establish Availability Reserves and determine the criteria for Eligible Inventory for Supplemental Loans during this or any subsequent Supplemental Loan Period, (iii) the continuing rights of Lender pursuant to the Loan Agreement to reduce the lending formula with respect to Eligible Accounts and Eligible Inventory with respect to any other categories of Inventory, establish Availability Reserves and determine the criteria for Eligible Inventory during the Supplemental Loan Period or any other time, and
(iv) that nothing contained in this Amendment shall in any way limit the right of Lender at any time to make any further reductions to the lending formulas or limit or affect Lender's other rights and remedies upon an Event of Default or an event, act or condition which with notice or passage of time or both would constitute an Event of Default.

          3. Amendments to Interest Rate.

             (a) Section 3.1(a) of the Loan Agreement is hereby amended, effective March 31, 1997, by deleting the rate "two and one-quarter (2-1/4%) percent" with respect to Term Loan B appearing in the second line on page 15 of the Loan Agreement and substituting the rate "two and three-quarters (2-3/4%) percent" in its place. The Term Promissory Note, dated June 8, 1994, by Borrower payable to Lender in the original principal amount of $1,500,000 evidencing Term Loan B is hereby amended by amending the term "Interest Rate" contained therein by deleting the rate "two and one-quarter (2-1/4%) percent" appearing in the first and second lines in the third paragraph on page 1 thereof and

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substituting the rate "two and three-quarters (2-3/4%) percent" in its place.

             (b) Section 3.1(a) of the Loan Agreement is also hereby amended, effective as of March 31, 1997, by deleting the rate "one and three-quarters (1-3/4%) percent" with respect to all other non-contingent Obligations appearing in the fourth line on page 15 of the Loan Agreement and substituting the rate "two and three-quarters (2-3/4%) percent" in its place.
 The First Amended Term Note A evidencing Term Loan A is hereby amended, effective as of March 31, 1997, by amending the term "Interest Rate" contained therein by deleting the rate "one and three-quarters (1-3/4%) percent" appearing in the second line in the third paragraph on page 1 thereof and substituting the rate "two and three-quarters (2-3/4%) percent" in its place. The Amended Purchase Money Note One evidencing the Purchase Money Loan One is hereby amended by amending the term "Interest Rate" contained therein by deleting the rate "one and three-quarters (1-3/4%) percent" appearing in the second line in the third paragraph on page 1 thereof and substituting the rate "two and three-quarters (2-3/4%) percent" in its place.

          4. Waiver of Working Capital of Default.

             (a) Effective as of March 1, 1997, Lender hereby waives the Event of Default arising solely out of Borrower's failure to maintain Working Capital for the period beginning January 1, 1997 and ending on January 31, 1997 in the amount required in Section 9.13 of the Loan Agreement.

             (b) Lender has not waived and is not hereby waiving, and has no intention of waiving any other Event of Default, which may have occurred prior to the date hereof, or may be continuing on the date hereof or any Event of Default which may occur after the date hereof, whether the same or similar to the Event of Default referred to herein or otherwise. Lender reserves the right, in its discretion, to exercise any or all of its rights and remedies arising under the Financing Agreements, applicable law or otherwise as a result of any other Events of Default which may have occurred prior to the date hereof, or are continuing on the date hereof, or any Event of Default which may occur after the date hereof, whether the same or similar to the Event of Default described herein or otherwise. The waiver contained herein shall not constitute a waiver of any Event of Default arising as a result of the failure of Borrower to comply with Section 9.13 of the Loan Agreement at any time after January 31, 1997.

          5. Additional Representations and Warranties. Each of Borrower and Guarantor represents, warrants and covenants with and to Lender as follows, which representations, warranties and

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covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Lender to Borrower:

             (a) The failure of Borrower to comply with the covenants, conditions and agreements contained herein or in any other agreement, document or instrument at any time executed and/or delivered by Borrower with, to or in favor of Lender shall constitute an Event of Default under the Financing Agreements.

             (b) No Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred as of the date of this Amendment (after giving effect to the amendments to the Financing Agreements made by this Amendment).

             (c) This Amendment has been duly executed and delivered by Borrower and Guarantor and is in full force and effect as of the date hereof and the agreements and obligations of Borrower and Guarantor contained herein constitute legal, valid and binding obligations of Borrower and Guarantor enforceable against Borrower and Guarantor in accordance with their respective terms.

          6. Conditions to Effectiveness of Amendment. The effectiveness of the other provisions of this Amendment shall be subject to the satisfaction of each of the following additional conditions precedent:

             (a) Lender shall have received, in form and substance satisfactory to Lender, an executed original or executed original counterparts of this Amendment, as the case may be; and

             (b) no Event of Default shall exist or have occurred and no event shall have occurred or exist which with notice or passage of time or both would constitute an Event of Default.

          7. Effect of this Amendment. Except as modified pursuant hereto, no other changes, waivers or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

          8. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional

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action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

          9. Governing Law. The validity, interpretation and enforcement of this Amendment and any dispute arising out of the relationship between the parties hereto in connection with this Amendment, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

         10. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         11. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

         Please sign the enclosed counterpart of this Amendment in the space provided below whereupon this Amendment as so accepted by Lender, shall become a binding agreement among Borrower, Guarantor and Lender.

                              Very truly yours,

                              NANTUCKET INDUSTRIES, INC.

                              By:           Stephen Samberg
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                              Title:           C.E.O.
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ACKNOWLEDGED:

NANTUCKET MILLS, INC.

By:        Ronald Hoffman
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Title:    V.P. - Finance
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AGREED:

CONGRESS FINANCIAL CORPORATION

By:        Daniel Manisca
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Title:     Vice President
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